UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2025

Hess Midstream LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 McKinney Street

Houston, Texas 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Officers

On September 4, 2025, John A. Gatling resigned from his role as President and Chief Operating Officer of Hess Midstream GP LLC (“GP LLC”), the general partner of Hess Midstream GP LP, a Delaware limited partnership (the “General Partner”) and the general partner of Hess Midstream LP, a Delaware limited partnership (the “Company”), effective as of September 26, 2025. On September 4, 2025, the board of directors of GP LLC appointed Michael S. Bast to succeed Mr. Gatling in this role, also effective as of September 26, 2025.

Since November 2022, Mr. Bast, age 49, has served as the Director of the Upstream Operations and the Maintenance, Reliability and Integrity departments at Hess Corporation (“Hess”), a direct, wholly owned subsidiary of Chevron Corporation, a Delaware corporation,1 and is responsible for overseeing oil and gas production, maintenance and engineering activities in the Bakken. From November 2019 to November 2022, Mr. Bast served as Director of Midstream Operations at Hess and was responsible for overseeing oil and gas and water gathering, processing, export and disposal activities. Mr. Bast joined Hess in 2007 and previously worked at Chevron from 1998 to 2006, where he held several domestic and international positions supporting the upstream business. Effective as of October 1, 2025, Mr. Bast will also be an employee of Chevron U.S.A. Inc. (“CUSA”), an indirect, wholly owned subsidiary of Chevron Corporation.

The officers or employees of CUSA or any subsidiary of Chevron Corporation who serve as officers of GP LLC do not receive additional compensation from the Company or the General Partner for their service as an officer. Mr. Bast will have rights to indemnification by the Company pursuant to the Company’s Amended and Restated Agreement of Limited Partnership.

Mr. Bast does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with CUSA or any subsidiary of Chevron Corporation, including Hess.

Relationships

The Company is managed and controlled by GP LLC. GP LLC is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP”), and HIP GP is owned 100% by Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”) and an indirect, wholly owned subsidiary of Chevron Corporation. As a result, certain individuals, including officers and directors of Chevron, HINDL, HIP GP and the General Partner, serve as officers and/or directors of more than one of such other entities.

For relationships between the Company, the General Partner, GP LLC, HIP GP and Hess, see Item 13 “Certain Relationships and Related Party Transactions and Director Independence” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this Item 5.02 by reference.

[1]

Unless expressly stated otherwise herein, the term “Chevron” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron – that is, those companies accounted for by the equity method (generally owned 50% or less) or non-equity method investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP, its general partner

	By:	Hess Midstream GP LLC, its general partner

Date: September 5, 2025	By:	/s/ Gabriela B. Boersner
Name: Gabriela B. Boersner
Title: General Counsel and Secretary